Exhibit 10.36
OMNIBUS AMENDMENT

This Omnibus Amendment (the “Amendment”) is entered into as of February 5, 2024 (the “Amendment Effective Date”), by and between on the one hand, President and Fellows of Harvard College, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Smith Campus Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138 (“Harvard”) and The Broad Institute, Inc., a non-profit Massachusetts corporation, with a principal office at 415 Maine Street, Cambridge, MA 02142 (“Broad”) and on the other hand Editas Medicine, Inc., a Delaware corporation, located at 11 Hurley Street, Cambridge, MA 02141 (“Editas”), and amends (i) that certain Amended and Restated Cas9-I License Agreement, dated December 16, 2016 as has been amended from time to time, (the “Cas9-I Agreement”), (ii) that certain Cpf1 License Agreement, dated as of December 16, 2016 as has been amended from time to time, (the “Cpf1 Agreement”), (iii) that certain Cas9-II License Agreement, dated as of December 16, 2016 as has been amended from time to time, (the “Cas9-II Agreement”), and together with the Cas9-I Agreement and Cpf1 Agreement the “Agreements”). Broad, Harvard and Editas may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
Whereas, Broad and Editas are party to the Cpf1 Agreement and the Cas9-II Agreement;
Whereas, Broad and Harvard, on the one hand, and Editas, on the other hand, are party to the Cas9-I Agreement;
Whereas, since the Effective Date of each of the Agreements, draft guidance from FDA, and other developments, may result in the exclusions from the Field definition no longer clearly achieving the original intent of the Parties; and
Whereas, the Parties wish to clarify their original intent in light of these developments with respect to the Field definition.
Now, Therefore, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Field Definition.
a.the Field definition in each of the Agreements does not include the modification of any non-human organism, such as a pest species, that is or may be a vector for disease, even if such modification may result, indirectly, in the prevention of human disease; and
b.with respect to (i) exclusion (VI) from the Field definition in the Cas9-I Agreement, (ii) exclusion (V) from the Field definition in the Cpf1 Agreement, and (iii) exclusion (V) from the Field definition in the Cas9-II Agreement, the Parties agree that each exclusion above includes (and thus the Field does not include) food products made using Livestock Applications if such food products are regulated by a Regulatory Authority as a drug or biologic pursuant to Section 505 of the United States Federal Food, Drug, and Cosmetic Act of 1938, as amended, Section 351 of the United States Public Health Service Act of 1944, as amended, or any successor laws, or equivalent laws or regulations in jurisdictions outside the United States solely as a result of such food products being made using Livestock Applications.

c.For the sake of clarity, other than the modification (i) in Section 1(a) for non-human organisms, such as a pest species, that are or may be a vector for disease, and (ii) Section 1(b) for food products made using Livestock Applications, all of Editas’ rights set forth in the Agreements with respect to the Field are not affected by this Amendment.
2.Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the applicable Agreement.

3.Effect of Amendment. Except as specifically amended herein, the Agreements are hereby ratified and confirmed and shall remain in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in each of the Cas9-I Agreement, the Cpf1 Agreement, and the Cas9-II Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with each such agreement, shall mean and be a reference to such agreement, as amended hereby.

4.Governing Law. This Amendment shall be construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision.

5.Counterparts. This Amendment may be executed and delivered by electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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In Witness Whereof, the Parties hereto have caused this Omnibus Amendment to be executed and entered into by their duly authorized representatives as of the Amendment Effective Date.

President and Fellows of Harvard College:

By: /s/ Isaac T. Kohlberg

Name: Isaac T. Kohlberg

Title: Senior Associate Provost and Chief
Technology Development Officer

The Broad Institute, Inc.:

By: /s/ Michael Christiano

Name: Michael Christiano

Title: Chief Business Officer

Editas Medicine, Inc.:

By: /s/ Charlene A. Stern

Name: Charlene A. Stern

Title: Executive Vice President,
General Counsel

Signature Page to Omnibus Amendment